AGREEMENT OF ASSIGNMENT, ASSUMPTION AND RELEASE

THIS AGREEMENT is effective as of the 29th day of October, 2013, by and among:

San Lotus Holding Inc., a Nevada corporation (the “Assuming Party”);

Green Forest Management Consulting Inc. (the “Debtor”); and

The Creditors (the “Creditors”) listed on Exhibit A hereto.

WHEREAS, the Debtor is indebted to the Creditors under a promissory note in the aggregate principal sum of Fifty Three Million Two Hundred Thirty Eight Thousand Eight Hundred Fifty One New Taiwan Dollars (TWD $53,238,851), identified in Exhibit B hereto (referred to as the “Liabilities”).

WHEREAS, the Debtor wishes to assign and delegate its obligations under these Liabilities to the Assuming Party and the Assuming Party wishes to assume the obligations under the Liabilities.

NOW THEREFORE, in consideration of the mutual covenants hereinafter provided and other valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree:

1.	Assignment of the Liabilities. The Debtor assigns its rights and delegates the performance of all of its duties, liabilities and obligations under the Liabilities to the Assuming Party.
2.	Assumption of the Liabilities. The Assuming Party assumes and agrees with the Debtor and the Creditor to fully and faithfully discharge and perform all duties, liabilities and obligations of the Debtor under the Liabilities.
3.	Approval of Assignment and Assumption. The Creditors (a) approve, consent to, and accept the assignment and delegation by the Debtor and to the Assuming Party for the payment and the performance of the Liabilities; and (b) forever release and discharge the Debtor from the Liabilities.

IN WITNESS WHEREOF, the parties hereto have set their hands.

San Lotus Holding Inc.

By:	/s/ Chen Li Hsing	/s/ Yu Chien-Yang
	Chen Li Hsing	Yu Chien-Yang
Chairman of the Board

Green Forest Management Consulting Inc.		Da Chuang Business Management Consulting Co., Ltd.

By:	/s/ Chiang Yu-Chang	By:	/s/ Chen Kuan-Yu
	Chiang Yu-Chang		Chen Kuan-Yu
	Chairman of the Board		Chairman of the Board

Exhibit A

PROMISSORY NOTE HOLDERS

Note Holder	Land Lot #	Total Area of Registered Land (m2)	Value of Interest (TWD)

Yu Chien-Yang	1075, 1076, 1080, 1083, 1090	21,334.99 m2	TWD $	38,723,007

Da Chuang Business Management Consulting Co., Ltd.	1043, 1044-1, 1044-4, 1083-1, 1083-2, 1084, 1088-1	7,997.71 m2	TWD $	14,515,844

	Total:	29,332.7 m2	TWD $	53,238,851

Exhibit B

GREEN FOREST MANAGEMENT CONSULTING INC.

PROMISSORY NOTE

TWD $53,238,851

Dated: ________________, 2013

For value received, and pursuant to the Land Sale and Purchase Agreement dated __________, 2013, Green Forest Management Consulting Inc. promises to pay the sellers of land in Xinpi Township, Pingtung County 925, Taiwan (R.O.C.), Yu Chien-Yang and Da Chuang Business Management Consulting Co., Ltd. (together, the “Xinpi Land Sellers”) the sum of Fifty Three Million Two Hundred Thirty Eight Thousand Eight Hundred Fifty One New Taiwan Dollars (TWD $53,238,851). Each of the Xinpi Land Sellers’ ownership interests in this Promissory Note is detailed on Annex A to this Promissory Note.

The sum shall be repaid to the Xinpi Land Sellers on or before ___________, 2013 according to the instructions of the Xinpi Land Sellers.

Green Forest Management Consulting Inc.

By:
Chiang Yu-Chang
Chairman of the Board
Green Forest Management Consulting Inc.
Rm. B302C, 3F.-2, No. 185, Kewang Rd.
Longtan Township, Taoyuan County 325
Taiwan (R.O.C.)

Annex A

PROMISSORY NOTE HOLDERS

Note Holder	Land Lot #	Total Area of Registered Land (m2)	Value of Interest (TWD)

Yu Chien-Yang	1075, 1076, 1080, 1083, 1090	21,334.99 m2	TWD $	38,723,007

Da Chuang Business Management Consulting Co., Ltd.	1043, 1044-1, 1044-4, 1083-1, 1083-2, 1084, 1088-1	7,997.71 m2	TWD $	14,515,844

	Total:	29,332.7 m2	TWD $	53,238,851